Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Capitalized terms used herein and not otherwise defined in the Current Report on Form 8-K of Reviva Pharmaceuticals Holdings, Inc. (the “Company”) to which this Exhibit 99.3 is attached (the “Current Report”) have the meanings assigned to such terms in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 12, 2020 (the “Proxy Statement”). Tenzing is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined balance sheet as of August 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the nine months ended August 31, 2020 and for the year ended February 29, 2020 give pro forma effect to the Business Combination as if it had occurred as of the earliest period presented. This information should be read together with Reviva’s and Tenzing’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Reviva,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tenzing” and other financial information included elsewhere in the Proxy Statement and incorporated by reference into the Current Report.

The unaudited pro forma combined balance sheet as of August 31, 2020 has been prepared using the following:

•	Reviva’s unaudited historical condensed consolidated balance sheet as of September 30, 2020, as included elsewhere in this Current Report; and
•	Tenzing’s unaudited historical condensed balance sheet as of August 31, 2020, as included in the Proxy Statement.

The unaudited pro forma combined statement of operations for the nine months ended August 31, 2020 has been prepared using the following:

•	Reviva’s unaudited historical condensed consolidated statement of operations for the nine months ended September 30, 2020, as included elsewhere in this Current Report; and
•	Tenzing’s unaudited historical condensed statement of operations for the six months ended August 31, 2020, as included in the Proxy Statement.

The unaudited pro forma combined statement of operations for the year ended February 29, 2020 has been prepared using the following:

•	Reviva’s audited historical consolidated statement of operations for the year ended December 31, 2019, as included in the Proxy Statement; and
•	Tenzing’s audited historical statement of operations for the year ended February 29, 2020, as included in the Proxy Statement.

Description of the Transactions

On July 20, 2020, Tenzing entered into the Merger Agreement. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, Tenzing consummated the Domestication, and (ii) upon the Closing, Merger Sub merged with and into Reviva, with Reviva continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Tenzing (after its domestication to Delaware).

The aggregate merger consideration paid pursuant to the Merger Agreement to Reviva shareholders was an amount equal to the Merger Consideration, plus the additional contingent right to receive the Earnout Shares after the Closing, as described below. The Merger Consideration paid to Reviva stockholders was paid solely by the delivery of new shares of the Company’s common stock, each valued at the Redemption Price.

In addition to the Merger Consideration set forth above, the Reviva Stockholders also have a contingent right to receive the Earnout Shares after the Closing based on the stock price performance of the Company’s common stock and the achievement by Reviva of certain clinical trial milestones during the Earnout Period.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Tenzing is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Reviva having a majority of the voting power of the post-combination company, Reviva senior management comprising substantially all of the senior management of the post-combination company, the relative size of Reviva compared to Tenzing, and Reviva operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Reviva issuing stock for the net assets of Tenzing, accompanied by a recapitalization. The net assets of Tenzing are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Reviva.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Reviva and Tenzing have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to Merger Sub, and accordingly, no adjustments were required with respect to this entity in the pro forma combined financial statements.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 5,734,621 shares of common stock issued to Reviva stockholders in connection with the Merger Agreement.

As the issuance of the additional 1,000,000 shares of common stock is contingent on the future performance of the trading price of the common stock and the achievement by Reviva of certain clinical trial milestones, they have been classified as an equity arrangement and therefore have not been recorded in the unaudited pro forma combined financial statements.

PRO FORMA COMBINED BALANCE SHEET
AS OF AUGUST 31, 2020
(UNAUDITED)

	(A) Reviva	(B) Tenzing	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$353,258	$15,539	$234,748	(1)
			34,755,185	(2)
			(2,105,303)	(4)
			(24,168,667)	(5)
			522,923	(6)	$9,607,683
Prepaid expenses and other current assets	-	22,568	-		22,568
Total Current Assets	353,258	38,107	9,238,886		9,630,251
Marketable securities held in Trust Account	-	34,439,933	315,252	(1)
			(34,755,185)	(2)	-
Property and equipment, net	107	-	-		107
Deferred cost	1,680,954	-	(1,680,954)	(7)	-
Non-current assets	1,816	-	-		1,816
Total Assets	$2,036,135	$34,478,040	$(26,882,001)		$9,632,174

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$4,631,147	$736,437	$(508,314)	(4)
			(1,527,077)	(6)
			(1,529,017)	(7)	$1,803,176
Contingent warrant, net	1,226,714	-	(1,226,714)	(7)	-
Convertible promissory notes, net	4,825,087	-	2,050,000	(6)
			(6,875,087)	(7)	-
Total Current Liabilities	10,682,948	736,437	(9,616,209)		1,803,176
Convertible promissory notes - related party	-	1,425,000	550,000	(1)
			(1,975,000)	(3)	-
Deferred underwriting fees	-	2,213,750	(2,213,750)	(4)	-
Total Liabilities	10,682,948	4,375,187	(13,254,959)		1,803,176

Commitments and Contingencies

Ordinary shares subject to redemption	-	25,102,851	(25,102,851)	(5)	-

Stockholders’ Equity
Ordinary shares	-	4,479,766	1,975,000	(3)
			2,113,750	(4)
			934,184	(5)
			56,609,475	(7)
			(66,112,175)	(10)	-
Preferred stock	29,069,974	-	(29,069,974)	(7)	-
Common stock	643	-	(643)	(7)
			4	(8)
			6	(9)
			913	(10)	923
Additional paid-in capital	19,068,758	-	(19,068,758)	(7)
			(4)	(8)
			(6)	(9)
			66,111,262	(10)	66,111,252
Retained earnings (Accumulated deficit)	(56,786,188)	520,236	(1,496,989)	(4)
			(520,236)	(7)	(58,283,177)
Total Stockholders' Equity	(8,646,813)	5,000,002	11,475,809		7,828,998
Total Liabilities and Stockholders’ Equity	$2,036,135	$34,478,040	$(26,882,001)		$9,632,174

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)	Derived from the unaudited condensed consolidated balance sheet of Reviva as of September 30, 2020. See Reviva’s financial statements and the related notes appearing elsewhere in this Current Report.
(B)	Derived from the unaudited condensed balance sheet of Tenzing as of August 31, 2020. See Tenzing’s financial statements and the related notes appearing in the Proxy Statement.
(1)	Reflects the additional funding from Sponsor of $315,252 received to extend the time by which the Company has to consummate a Business Combination to December 28, 2020 and working capital loans in the amount of $234,748.
(2)	Reflects the release of cash from marketable securities held in the trust account.
(3)	Reflects the conversion of promissory notes in the aggregate amount of $1,975,000 due to the Sponsor into 197,500 Private Placement Units at $10.00 per unit.
(4)	Reflects the payment of fees and expenses related to the Business Combination, including $508,314 of accounts payable and accrued expenses directly attributable to the Business Combination, the deferred underwriting fee of $2,213,750 and legal, financial advisory, accounting and other professional fees of $1,496,989. The deferred underwriting fee of $2,213,750 was partially paid in cash in the amount of $100,000, with the balance settled through the issuance of 300,000 shares of common stock valued at $2,113,750. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $1,496,989 is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.
(5)	Reflects the cancellation of 2,221,128 shares of Common Stock for shareholders who elected cash conversion for payment of $24,168,667 with the remaining $934,184 transferred to permanent equity.
(6)	Reflects the issuance of convertible notes in the amount of $2,050,000 in connection with the Business Combination, for which such proceeds were used for working capital purposes and the settlement of previously recorded accrued expenses.
(7)	Reflects the recapitalization of Tenzing through (a) the contribution of all the share capital in Reviva to Tenzing in the amount of $48,139,375, (b) the conversion of convertible promissory notes into common stock in the amount of $6,875,087, (c) the settlement of the contingent warrant liability into equity in the amount of $1,226,714, (d) the conversion of previously recorded accrued expenses into common stock in the amount of $1,529,017, (e) the recording of deferred costs directly attributable to the Business Combination to equity in the amount of $1,680,954 (f) the issuance of 5,734,621 newly issued shares of common stock in connection with the Business Combination and (g) the elimination of the historical retained earnings of Tenzing, the legal acquiree, in the amount of $520,236.
(8)	In connection with the Backstop Agreements, the Company issued 41,263 shares of common stock to the Backstop Investors.
(9)	In connection with the Non-Redemption Agreement, the Company issued 55,050 shares of common stock to the Shareholder.
(10)	Reflects the conversion of ordinary shares into shares of common stock upon the re-domestication of Tenzing from the British Virgin Islands to the State of Delaware.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED AUGUST 31, 2020
(UNAUDITED)

	(A) Reviva	(B) Tenzing	Pro Forma Adjustments		Pro Forma Income Statement

Research and development	$295,150	$-	$-		$295,150
General and administrative	1,612,803	1,184,338	(1,042,433)	(1)	1,754,708
Operating loss	(1,907,953)	(1,184,338)	1,042,433		(2,049,858)

Other income (expense):
Interest income	25,004	368,814	(368,814)	(2)	25,004
Unrealized gain on marketable securities	-	12,075	(12,075)	(2)	-
Interest expense	(375,187)	-	-		(375,187)
Loss before income taxes	(2,258,136)	(803,449)	661,544		(2,400,041)
Provision for income taxes	1,347	-	-	(3)	1,347
Net loss	$(2,259,483)	$(803,449)	$661,544		$(2,401,388)

Weighted average shares outstanding, basic and diluted		2,723,761	6,507,976	(4)	9,231,737
Basic and diluted net loss per share		$(0.28)			$(0.26)

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED FEBRUARY 29, 2020
(UNAUDITED)

	(C) Reviva	(D) Tenzing	Pro Forma Adjustments		Pro Forma Income Statement

Research and development	$195,744	$-	$-		$195,744
General and administrative	181,116	724,740	-		905,856
Operating loss	(376,860)	(724,740)	-		(1,101,600)

Other income (expense):
Interest income	201	1,323,935	(1,323,935)	(2)	201
Unrealized gain on marketable securities	-	18,708	(18,708	(2)	-
Interest expense	(469,373)	-	-		(469,373)
Loss before income taxes	(846,032)	617,903	(1,342,643)		(1,570,772)
Provision for income taxes	800	-	-	(3)	800
Net loss	$(846,832)	$617,903	$(1,342,643)		$(1,571,572)

Weighted average shares outstanding, basic and diluted		2,610,315	6,621,422	(4)	9,231,737
Basic and diluted net loss per share		$(0.21)			$(0.17)

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited condensed consolidated statement of operations of Reviva for the nine months ended September 30, 2020. See Reviva’s financial statements and the related notes appearing elsewhere in the Current Report.
(B)	Derived from the unaudited condensed statement of operations of Tenzing for the six months ended August 31, 2020. See Tenzing’s financial statements and the related notes appearing in the Proxy Statement.
(C)	Derived from the audited consolidated statement of operations of Reviva for the year ended December 31, 2019. See Reviva’s financial statements and the related notes appearing in the Proxy Statement.
(D)	Derived from the audited statement of operations of Tenzing for the year ended February 29, 2020. See Tenzing’s financial statements and the related notes appearing in the Proxy Statement.
(1)	Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Reviva and Tenzing in the amount of $0 and $1,042,433, respectively, for the nine months ended September 30, 2020 and August 31, 2020, respectively. There were no such amounts recorded for the year ended December 31, 2019 for Reviva and February 29, 2020 for Tenzing.
(2)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.
(3)	To record normalized blended statutory income tax benefit rate of 21% for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which however, has been offset by a full valuation allowance as the combined company expects to incur continuing losses.
(4)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Tenzing’s initial public offering occurred as of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

The following presents the calculation of basic and diluted weighted average ordinary shares outstanding. The computation of diluted loss per share excludes the effect of 6,881,313 warrants to purchase 6,881,313 shares of common stock, because the inclusion of these securities would be anti-dilutive.

Combined
Weighted average shares calculation, basic and diluted
Tenzing public shares	963,240
Tenzing Sponsor shares	2,137,563
Tenzing shares issued to underwriter	300,000
Tenzing shares issued to Backstop Investor	41,263
Tenzing shares issued to Shareholder	55,050
Tenzing shares issued in the Business Combination	5,734,621
Weighted average shares outstanding	9,231,737
Percent of shares owned by Reviva	62.1%
Percent of shares owned by underwriter	3.3%
Percent of shares owned by Backstop Investor	0.4%
Percent of shares owned by Shareholder	0.6%
Percent of shares owned by Tenzing	33.6%

COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for Reviva and Tenzing on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Information of Tenzing” and “Selected Historical Consolidated Financial and Other Data of Reviva” and the historical financial statements of Tenzing and Reviva incorporated by reference in or included elsewhere in this Current Report. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of the Current Report entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the Company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined shareholders’ equity per share information below does not purport to represent what the value of Tenzing and Reviva would have been had the companies been combined during the periods presented.

	Reviva	Tenzing	Unaudited Combined Pro Forma
Nine Months Ended September 30, 2020 (Reviva) and Nine Months Ended August 31, 2020 (Tenzing)
Net loss	$(2,259,483)	$(803,449)	$(2,401,388)
Stockholders’ (deficit) equity	(8,646,813)	5,000,002	7,828,998
Weighted average shares outstanding – basic and diluted		2,723,761	9,231,737
Basic and diluted net loss per share		$(0.28)	$(0.26)
Shareholders’ equity per share – basic and diluted		$1.84	$0.85

	Reviva	Tenzing	Unaudited Combined Pro Forma
Year Ended December 31, 2019 (Reviva) and Year Ended February 29, 2020 (Tenzing)
Net (loss) income	$(846,832)	$617,903	$(1,571,572)
Weighted average shares outstanding – basic and diluted		$2,610,315	$9,231,737
Basic and diluted net (loss) income per share		$(0.21)	$(0.17)